UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 8, 2010, Linn Energy, LLC (the “Company”), Linn Energy Finance Corp. (together with the Company, the “Issuers”) and the Company’s material subsidiaries (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., RBC Capital Markets Corporation, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of a group of initial purchasers (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $1,000,000,000 in aggregate principal amount of the Issuers’ 7.75% Senior Notes due 2021 (the “2021 Notes”). The 2021 Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The 2021 Notes were resold to qualified institutional buyers in reliance on Rule 144A under the Securities Act.
     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers also agreed not to issue certain debt securities for a period of 60 days after September 8, 2010, without the prior consent of Barclays Capital Inc.
     The description set forth above in this Item 1.01 is qualified in its entirety by the Purchase Agreement, which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 1.1 and is incorporated herein by reference.
     The information included or incorporated by reference in Item 2.03 of this Report is incorporated by reference into this Item 1.01 of this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Indenture and 2021 Notes
     On September 13, 2010, the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, entered into an Indenture pursuant to which the Issuers issued the 2021 Notes. The 2021 Notes are general unsecured senior obligations of the Issuers. The 2021 Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Subsidiary Guarantors and certain future subsidiaries of the Company. The 2021 Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers. The 2021 Notes are effectively junior in right of payment to any secured indebtedness of the Issuers to the extent of the collateral securing such indebtedness, and to any indebtedness and other liabilities of any non-guarantor subsidiaries. The guarantees rank equal in right of payment with all existing and future senior indebtedness of such guarantor subsidiary, and senior in right of payment to any future subordinated indebtedness of such guarantor subsidiary. The guarantees are effectively junior in right of payment to any secured indebtedness of such subsidiary guarantor to the extent of the collateral securing such indebtedness.
     Interest and Maturity
     The 2021 Notes will mature on February 1, 2021 and interest on the 2021 Notes is payable in cash semi-annually in arrears on each March 15 and September 15, commencing March 15, 2011. Interest will be payable to holders of record on the March 1st and September 1st immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Optional Redemption
     At any time prior to September 15, 2013, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2021 Notes issued under the Indenture at a redemption price of 107.75% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), using the net cash proceeds of one or more equity offerings by the Company, provided that:
•	at least 65% of the aggregate principal amount of 2021 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2021 Notes held by the Company and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of such equity offering.
     Prior to September 15, 2015, the Issuers may redeem all or part of the 2021 Notes upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:
•	the principal amount thereof, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date.
     On and after September 15, 2015, the Issuers may redeem all or a part of the 2021 Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, on the 2021 Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

YEAR	PERCENTAGE
2015	103.875%
2016	102.583%
2017	101.292%
2018 and thereafter	100.000%
     Change of Control
     If a change of control event occurs, each holder of 2021 Notes may require the Company to repurchase all or a portion of that holder’s 2021 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2021 Notes repurchased, plus any accrued but unpaid interest on the notes repurchased, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the repurchase date).
     Certain Covenants
     The Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of the Company’s restricted subsidiaries to: (i) pay distributions on, purchase or redeem the Company’s units or redeem its subordinated debt; (ii) make investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Issuers’ assets; (vii) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

     Events of Default
     Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the 2021 Notes may declare the 2021 Notes immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause all 2021 Notes to become due and payable. Each of the following constitutes an event of default under the Indenture:
•	default for 30 days in the payment when due of interest on the 2021 Notes;

•	default in payment when due of the principal of, or premium, if any, on the 2021 Notes;

•	failure by the Company to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Issuers’ assets or failure by the Company to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•	failure by the Company for 90 days after notice to comply with its reporting obligations under the Indenture;

•	failure by the Company for 60 days after notice to comply with any of the other agreements in the Indenture;

•	default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Company or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $40.0 million or more, subject to a cure provision;

•	failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $40.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and

•	certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company.
Registration Rights Agreement
     In connection with the issuance and sale of the 2021 Notes, on September 13, 2010, the Issuers and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., RBC Capital Markets Corporation, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers. Under the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors agreed to use their reasonable best efforts to file with the United States Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to issue new notes having terms substantially identical to the 2021 Notes in exchange for outstanding 2021 Notes. In certain circumstances, the Issuers and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the 2021 Notes. The Issuers and the Subsidiary Guarantors will be obligated to file one or more registration statements as described above only if the restrictive legend on the 2021 Notes has not been removed (other than with respect to persons that are affiliates of the Company) and the 2021 Notes are not freely tradable (by persons other than the Company’s affiliates) pursuant to Rule 144 under the Securities Act of 1933, as amended, as of the 366th day after the notes were issued. If the Issuers and the Subsidiary Guarantors fail to satisfy these obligations, the Company may be required to pay additional interest to holders of the 2021 Notes under certain circumstances.
     The descriptions set forth above in Item 2.03 are qualified in their entirety by the Indenture and the Registration Rights Agreement, respectively, which are filed with this Report as Exhibits 4.1 and 10.1 and are incorporated herein by reference.

Item 7.01.	Regulation FD
     The following table summarizes open positions as of September 9, 2010, and represents, as of such date, derivatives in place through December 31, 2015, on annual production volumes:

	September 9-
	December 31,
	2010	Year 2011	Year 2012	Year 2013	Year 2014	Year 2015
Natural Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,891	31,901	31,110	31,025	31,025	31,025
Average Price ($/MMBtu)	$8.90	$9.50	$6.25	$6.25	$6.25	$6.25
Puts:
Hedged Volume (MMMBtu)	1,740	6,960	25,364	25,295	—	—
Average Price ($/MMBtu)	$8.50	$9.50	$6.25	$6.25	—	—
PEPL Puts: (1)
Hedged Volume (MMMBtu)	2,659	13,259	—	—	—	—
Average Price ($/MMBtu)	$7.85	$8.50	—	—	—	—
Total:
Hedged Volume (MMMBtu)	14,290	52,120	56,474	56,320	31,025	31,025
Average Price ($/MMBtu)	$8.66	$9.25	$6.25	$6.25	$6.25	$6.25
Oil Positions:
Fixed Price Swaps:(2)

Hedged Volume (MBbls)	717	2,803	4,484	4,471	1,095	1,095
Average Price ($/Bbl)	$90.00	$89.91	$95.88	$95.88	$86.50	$86.50
Puts:(3)
Hedged Volume (MBbls)	750	2,352	2,196	2,190	—	—
Average Price ($/Bbl)	$110.00	$75.00	$75.00	$75.00	—	—
Collars:
Hedged Volume (MBbls)	83	276	—	—	—	—
Average Floor Price ($/Bbls)	$90.00	$90.00	—	—	—	—
Average Ceiling Price ($/Bbl)	$112.00	$112.25	—	—	—	—
Total:
Hedged Volume (MBbls)	1,550	5,431	6,680	6,661	1,095	1,095
Average Price ($/Bbl)	$99.68	$83.46	$89.01	$89.01	$86.50	$86.50
Natural Gas Basis Differential Positions:
PEPL Basis Swaps:(1)
Hedged Volume (MMMBtu)	10,791	35,541	34,066	31,700	—	—
Hedged Differential ($/MMBtu)	$(0.97)	$(0.96)	$(0.95)	$(1.01)	—	—

(1)	The Company uses these puts and basis swaps, which settle on the Panhandle Eastern Pipeline, or PEPL, spot price of natural gas, to hedge basis differential associated with natural gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	As presented in the table above, the Company has outstanding fixed price oil swaps on 8,250 Bbls of daily production at a price of $100.00 per Bbl for the years ending December 31, 2012, and December 31, 2013. The Company has derivative contracts that extend these swaps at a price of $100.00 per Bbl for each of the years ending December 31, 2014, December 31, 2015, and December 31, 2016, if the counterparties determine that the strike prices are in-the-money on a designated date in each respective preceding year. The extension for each year is exercisable without respect to the other future years.

(3)	The Company utilizes oil puts to hedge revenues associated with our NGL production.

Item 8.01	Other Events.
     On September 8, 2010, the Company issued a press release announcing a private offering of the 2021 Notes and a press release announcing the pricing of the 2021 Notes. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Purchase Agreement, dated September 8, 2010, among Linn Energy, LLC, Linn Energy Finance Corp., the Subsidiary Guarantors named therein and the representatives of the Initial Purchasers named therein.

4.1	Indenture, dated September 13, 2010, among Linn Energy, LLC, Linn Energy Finance Corp., the Subsidiary Guarantors named therein and U. S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated September 13, 2010, among Linn Energy, LLC, Linn Energy Finance Corp., the Subsidiary Guarantors named therein and the representatives of the Initial Purchasers named therein.

99.1	Press Release of Linn Energy, LLC dated September 8, 2010.

99.2	Press Release of Linn Energy, LLC dated September 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: September 13, 2010	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary